UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2009

HARTFORD LIFE INSURANCE COMPANY
 (Exact name of registrant as specified in its charter)

Connecticut	001-32293	06-0974148
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Hopmeadow Street Simsbury, Connecticut	06089
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 547-5000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 2.06 Material Impairments

On November 23, 2009, Hartford Life International, Ltd., an indirect, wholly-owned subsidiary of Hartford Life Insurance Company (the “Company”), entered into a Share Purchase Agreement with Icatu Holding, S.A. for the sale of all of the Company’s common registered shares and preferred registered shares in Icatu Hartford Seguros, S.A. (“IHS”), its Brazilian subsidiary. As a result of this transaction, the Company will record in the fourth quarter of 2009 an after-tax impairment of approximately $80 million to $85 million against its securities in IHS. The impairment charge, which does not result in current or future cash expenditures, will be recorded in accordance with FASB Accounting Standards Codification, Topic 323, “Equity Method and Joint Ventures”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARTFORD LIFE INSURANCE COMPANY

Date: November 24, 2009

By: /s/ Glenn D. Lammey
Name: Glenn D. Lammey
Title: Executive Vice President and
          Chief Financial Officer